UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)

May 1, 2014

Coupons.com Incorporated

(Exact name of Registrant as specified in its charter)

Delaware	001-36331	77-0485123
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

400 Logue Avenue

Mountain View, California 94043

(Address of principal executive offices)

(650) 605-4600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of May 1, 2014, the Compensation Committee of the Board of Directors of Coupons.com Incorporated (the “Company”) adopted forms of Notice of Grant of Restricted Stock Units and Restricted Stock Units Agreement and made certain Restricted Stock Unit grants, including the grants made to the Company’s named executive officers and principal financial officer that are described below.

Forms of Notice of Grant of Restricted Stock Units and Restricted Stock Units Agreement.

General Terms. The terms of the forms of Notice of Grant of Restricted Stock Units and Restricted Stock Units Agreement under the Company’s 2013 Equity Incentive Plan (the “Plan”) provide for the grant of a number of restricted stock units, which will be paid out in shares of Company’s common stock (the “Common Stock”) once the applicable vesting criteria have been met. The Company has no obligation to deliver shares of the Common Stock until the tax withholding obligations of the Company (or any affiliate) have been satisfied by the recipient.

Vesting. Awards of restricted stock units vest as determined by the Plan administrator and generally require the recipient to continue to provide service to the Company (or any affiliate) through the relevant vesting dates. In the event that the recipient’s service terminates for any reason or no reason, with or without cause, unvested restricted stock units generally will be forfeited at no cost to the Company.

Stockholder Rights. A restricted stock unit recipient will not have any rights as a Company stockholder with respect to the shares of the Common Stock that may be issued in settlement of the restricted stock units until the date of issuance of such shares.

The description of the forms of Notice of Grant of Restricted Stock Units and Restricted Stock Units Agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Notice of Grant of Restricted Stock Units and form of Restricted Stock Units Agreement attached hereto as Exhibit 10.1 and Exhibit 10.2 respectively, and incorporated herein by reference in its entirety.

Restricted Stock Unit Awards.

In a manner consistent with focal equity grant process it used in prior years, the Compensation Committee of the Company’s Board of Directors granted restricted stock units to certain of the Company’s employees, including the named executive officers and our principal financial officer in the amounts listed below. The grants were made pursuant to the Plan and the forms of Notice of Grant of Restricted Stock Units and Restricted Stock Units Agreement:

Name	Current Title	Number of Shares Underlying Restricted Stock Unit Grants
Steven R. Boal	President and Chief Executive Officer	150,000 shares
Richard Hornstein	General Counsel	250,000 shares
Mir Aamir	Chief Financial Officer and Chief Operating Officer	150,000 shares
Shachar Torem	Senior Vice President of Sales	125,000 shares

The restricted stock units granted to the executive officers are scheduled to vest in four equal installments on each of February 20, 2015, February 22, 2016, February 21, 2017, and February 20, 2018, subject to the individual’s continued service to the Company through the applicable vesting date. Additionally, Messrs. Boal’s, Hornstein’s, and Aamir’s restricted stock units are subject to accelerated vesting upon certain terminations of employment in connection with a change in control of the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Form of Notice of Grant of Restricted Stock Units.

10.2	Form of Restricted Stock Units Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Coupons.com Incorporated.

By:	/s/ Richard Hornstein
Richard Hornstein
General Counsel

Date: May 5, 2014

EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of Notice of Grant of Restricted Stock Units.

10.2	Form of Restricted Stock Units Agreement.